U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2008

SYNC2 ENTERTAINMENT CORP.

(Exact name of small business issuer as specified in its charter)

Nevada	333-141875	20-5879021
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification Number)

8430 West Lake Mead Blvd. Suite 100, Las Vegas, NV	89128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 308-9502

NURSE SOLUTIONS, INC.

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information

Item 8.01 Other information

On September 19, 2008, the Company filed a Certificate of Amendment with the Secretary of State of Nevada changing the Company’s name to Sync2Entertainment Corporation and increasing the authorized shares of common stock to 375,000,000, $0.001 par value.  A Certificate of Correction was filed on September 23, 2008 to correctly show the Company’s name as Syn2 Entertainment Corporation.  A copy of the Certificate of Amendment and Certificate of Correction are attached hereto as Exhibits 3.1 and 3.2, respectively.

The name change and share increase was approved by a majority of the Company’s shareholders on September 12, 2008.

The Board of Directors approved the change in the Company’s name and increase in authorized common shares in order to advance it’s current business plan.  At that time, the Company also approved a 5:1 forward split of the Company’s common stock, such that each shareholder of record as of the effective date shall receive 5 new shares for each one old share.  The stock split took effect October 15, 2008.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

a)  Financial Statements

None

b)  Exhibits

3.1

Certificate of Amendment

3.2

Certificate of Correction

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

SYNC2 ENTERTAINMENT CORP.

Date:  November 10, 2008

/s/ John Moore

           John Moore, CFO and Director